UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 24, 2008

SIRTRIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51171	20-1410189
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Technology Square, Cambridge, Massachusetts 02139

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 252-6920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements of Certain Officers

Election of Directors

On March 24, 2008, the Board of Directors of Sirtris Pharmaceuticals, Inc. (the “Company”), upon recommendation from the Company’s Nominating and Corporate Governance Committee, voted to appoint Paul Friedman, M.D. as a director of the Company, effective March 24, 2008. Dr. Friedman was elected to a term expiring at the Company’s 2009 Annual Meeting of Stockholders. Dr. Friedman was appointed to the Compensation Committee. Dr. Friedman will receive fees consistent with those fees received by the existing directors for service as a director of the Company. A copy of the Company’s press release announcing Dr. Friedman’s appointment is attached hereto as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

99.1           Press Release issued by the Company dated March 25, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sirtris Pharmaceuticals, Inc.

Date: March 25, 2008	By:	/s/ Christoph Westphal
		Name:	Christoph Westphal
		Title:	President and Chief Executive Officer

EXHIBIT LIST

99.1           Press Release issued by the Company dated March 25, 2008.